[LETTERHEAD OF TODRES & RUBIN, LLP]

                                                                    June 1, 2001

United States
Securities and Exchange Commission
Washington, DC 20549

Todres & Rubin, LLP has reviewed the Form 8-K filing of Vicon Fiber Optics Corp. dated June 1, 2001.

We agree with the information contained therein regarding the treatment of certain inventory and expense items in the Company's financial statements. The restated financial statements include this information in a manner that conforms to generally accepted accounting principles.

Todres & Rubin, LLP did not audit the financial statements of Vicon Fiber Optics Corp. for any prior periods and, therefore, cannot express an opinion on them. We do agree, however, to become the independent auditor for Vicon Fiber Optics Corp. effective immediately.


                                             Very truly yours,

                                             /s/ Todres & Rubin, LLP

                                             Todres & Rubin, LLP